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                                                                     EXHIBIT 4.1



                          REGISTRATION RIGHTS AGREEMENT


              This Registration Rights Agreement ("Agreement") is made and entered into this 12th day of June, 1997, by and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and WES-TEX DRILLING COMPANY, a Texas corporation ("Wes-Tex"), GREATHOUSE FOUNDATION, a Texas non-profit corporation (the "Foundation"), and MYRLE GREATHOUSE, TRUSTEE under Agreement, dated
June 2, 1997 (the "Greathouse Charitable Remainder Trust") .

              A. Pursuant to that certain Asset Purchase Agreement dated June 4, 1997, as amended by the Amendment to Asset Purchase Agreement, dated June 4, 1997 (collectively, as amended, the "Asset Purchase Agreement"), by and among PEC, Patterson Drilling Company, a wholly-owned subsidiary of PEC ("PDC"), and Wes-Tex, and that certain Agreement dated of even date herewith (the "Stock Purchase Agreement") by and among PEC, PDC, the Foundation, and the Greathouse Charitable Remainder Trust, PEC has agreed to issue a total of 283,000 shares ("Restricted Shares") of PEC's Common Stock, $0.01 par value (the "Common Stock"), and, pursuant to the Asset Purchase Agreement, PEC has further agreed to issue to Wes-Tex a three-year Stock Purchase Warrant (the "Stock Purchase Warrant") to purchase up to an additional 200,000 shares of PEC's Common Stock (the "Warrant Shares") at an exercise price of $32.00 per share, as partial consideration for the purchase by PEC and PDC of the contract drilling operations of Wes-Tex.

              B. This Agreement is being entered into in connection with and as a condition to the parties closing the transactions contemplated under the Asset Purchase Agreement.

              NOW, THEREFORE, the parties hereto agree as follows:

              1. Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                     "Commission" shall mean the United States Securities and
              Exchange Commission and any successor federal agency having similar powers.

                     "Holder" shall mean, with respect to the Restricted
              Shares, Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust and their respective successors and assigns (including stockholders or partners thereof, as the case may be) and, with respect to the Warrant Shares, Wes-Tex, and any subsequent successors and assigns, of the Warrant Shares or any portion thereof.

                     "Person" shall mean an individual, a partnership, a joint
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              venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                     The terms "register," "registered," and "registration"
              refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                     "Registration Expenses" shall mean all expenses incident
              to PEC's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws and all reasonable printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for PEC and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Person retained by PEC (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that PEC will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by PEC are then listed or on the NASD automated quotation system.

                     "Requesting Holder" shall mean any Holder of Warrant
              Shares who shall request registration of Warrant Shares pursuant hereto.

                     "Restricted Shares" shall include Common Stock issued or
              issuable with respect to the Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Shares, such shares will cease to be Restricted Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

                     "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.




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                     "Warrant Shares" shall include the Common Stock issued or
              issuable with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Warrant Shares such shares will cease to be Warrant Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

              2. Restrictions on Transfer. The Restricted Shares were acquired by each of Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust, and the Warrant Shares will be acquired by Wes-Tex, from PEC for investment for its own account and not as a nominee or agent and not with a present view to the resale or distribution of any part thereof, except in compliance with the Securities Act. Each of Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust acknowledges that the Restricted Shares are, and Wes-Tex acknowledges that the Warrant Shares will be upon issuance, "restricted securities" within the meaning of the Securities Act.

              3. Restricted Shares - Registration Under Securities Act, etc.

              3.1    Registration.

              (a) Filing. Contemporaneously with the execution of this Agreement, PEC shall have filed a Registration Statement on Form S-3 (the "Form S-3") with the Commission covering the distribution of the Restricted Shares. PEC agrees to use its best efforts to have the Form S-3 declared effective.

              (b) Expenses. PEC shall pay all Registration Expenses in connection with the Form S-3.

              3.2 Registration Procedures. Following the effective date of the Form S-3, PEC will promptly:

              (a) prepare and file with the Commission such amendments and supplements to the Form S-3 and the prospectus used in connection therewith as may be necessary to keep the Form S-3 effective and to comply with the provisions of the Securities Act with respect to the disposition of the Restricted Shares until the earlier of (i) such time as all of such Restricted Shares have been disposed of in accordance with the intended methods of disposition by Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust, or (ii) the expiration of twelve (12) months after such effective date and furnish to Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust prior to the filing thereof a copy of any amendment or supplement to the Form S-3 or prospectus and shall not file any such amendment or supplement to which Wes-Tex





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shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

              (b) furnish to each of Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust one originally executed Form S-3, with all amendments, supplements and additional documentation; such number of conformed copies of such Form S-3 and of each such amendment and supplement thereto (in each case including all exhibits) as Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust may reasonably request; such number of copies of the prospectus included in the Form S-3 (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as such Seller may reasonably request; such documents, if any, incorporated by reference in the Form S-3 or prospectus; and such other documents as Wes-Tex, the Foundation or the Greathouse Charitable Remainder Trust may reasonably request;

              (c) use its best efforts to register or qualify the Restricted Shares and other securities covered by the Form S-3 under such other securities or blue sky laws of such jurisdictions as Wes-Tex shall reasonably request, to keep such registration or qualification in effect for so long as the Form S-3 remains in effect, and do any and all other acts and things which may be necessary or advisable to enable Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust to consummate the disposition in such jurisdictions of the Restricted Shares covered by the Form S-3, except that PEC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (c) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

              (d) immediately notify Wes-Tex, the Foundation or the Greathouse Charitable Remainder Trust at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or Form S-3 to comply with law, and at the request of Wes-Tex, prepare and furnish to Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and shall otherwise comply in all material respects with the law and so that such prospectus or Form S-3, as amended or supplemented, will comply with law;





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              (e)    otherwise use its best efforts to comply with all
applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of the Form S-3, if such earnings statement is necessary to satisfy the provisions of Section 11(a) of the Securities Act.

              4.     Warrant Shares - Registration Under Securities Act, etc.

              4.1    Registration Upon Demand

              (a) Demand Rights. At any time after the date hereof but expiring on the third anniversary date hereof ("Demand Registration Period"), but subject to (a) prior exercise of the Stock Purchase Warrant and payment in full to PEC of the exercise price for the Warrant Shares, and (b) the provisions of Section 4.1(c), below, at the written demand of Requesting Holders and on one (1) occasion only, PEC shall prepare, file with the Commission and use its best efforts to have declared effective a registration statement with respect to the distribution of up to all of the Warrant Shares. Such demand shall be made by written notice to PEC by Requesting Holders holding at least a majority of the Warrant Shares, which notice shall
(i) request the preparation of the registration statement pursuant to the terms of this Section 4.1, (ii) include the number of Warrant Shares to be offered by Holders of Warrant Shares pursuant to such registration statement and (iii) be sent to all other Holders. PEC may include in such registration any securities of PEC for sale by PEC or persons other than PEC, and such registration shall be deemed to be an incidental registration pursuant to Section 4.2 hereof with Holders having the priority with respect to the Warrant Shares.

              (b) Expenses. PEC shall pay all Registration Expenses in connection with the registration of Warrant Shares demanded pursuant to this
Section 4.1.

              (c) Restrictions on Demand Registrations. PEC will not be obligated to effect any registration under Section 4.1(a) within three months after the effective date of (i) a registration initiated by PEC; or (ii) a registration in which the Holders of Warrant Shares were given incidental registration rights pursuant to Section 4.2 hereof and in which there was no reduction in the number of Warrant Shares requested to be included (the "Other Registrations"); provided that in either case (i) or (ii) the three-month period can be extended to four months if required by the then managing underwriter. PEC may postpone filing or the effectiveness of a registration statement demanded by Holders under Section 4.1(a) for up to four months following receipt of such demand if PEC has executed in good faith (x) a letter of intent or a commitment letter with an underwriter for a public offering or
(y) an agreement in principle relating to an acquisition of assets (other than in the ordinary course of business) or any merger, consolidation or similar transaction, or (z) has made a filing with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with a tender offer. Notwithstanding anything in this Section 4.1(c) to the contrary, if the Demand Registration Period expires without effectuation of a demand for registration under Section 4.1(a) because of the occurrence of an event specified above in this Section 4.1(c), the Demand Registration Period





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shall be extended for such additional period as is necessary to effect such registration, provided that such demand is given to PEC prior to the expiration of the Demand Registration Period.

              4.2    Incidental Registration.

              (a) Right to Include Warrant Shares. Subject to the further provisions of this Section 4.2(a), if PEC, at any time commencing on the date of this Agreement and expiring on the third anniversary date hereof, proposes to register any of its equity securities under the Securities Act, for its own account or the account of other holders of PEC's securities, on a form and in a manner which would permit registration of the Warrant Shares for sale to the public under the Securities Act, it will each such time give prompt written notice to all Holders of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration and upon the written request of any such Holder delivered to PEC within twenty (20) business days after the giving of any such notice (which request shall specify the Warrant Shares intended to be disposed of by such Holder and the intended method or methods of disposition thereof), PEC will use its best efforts to effect the registration under the Securities Act of all Warrant Shares which PEC has been so requested to register by Holders to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Warrant Shares so to be registered provided that (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, PEC shall determine for any reason not to register such securities, PEC may, at its election give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); and (ii) if
(A) the registration so proposed by PEC involves an underwritten primary registration on behalf of PEC to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise PEC in writing that, in its good faith judgment, all the shares to be offered by PEC and other parties are greater than can be accommodated without interfering with the successful marketing of all the securities to be then offered publicly for the account of PEC, then the managing underwriter or underwriters shall include in such registration (1) first, the securities PEC proposes to register for sale, and (2) second, any securities requested and permitted to be included in such registration pursuant to incidental or piggyback rights granted to the holders thereof prior to the date of this Agreement, (3) third, the Warrant Shares requested to be included in such registration by the Requesting Holders, pro rata, if necessary, and (4) fourth, any other securities requested to be included in such registration, if any, pro rata; (iii) if (A) the registration so proposed by PEC is an underwritten secondary registration on behalf of holders of PEC's securities, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise PEC in writing that, in its good faith judgment, all the shares to be offered by such requesting holder, PEC and other parties are greater than can be accommodated without interfering with the successful marketing of all of the securities to be then





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offered publicly for the account of PEC, then the managing underwriter shall include in such registration (1) first, the securities requested to be included therein by the holders requesting such registration, (2) second, any securities requested and permitted to be included in such registration statement pursuant to incidental or piggyback rights granted to the holders thereof prior to the date of this Agreement, (3) third, the securities which are requested to be included in such registration by the Holders of Warrant Shares, pro rata, if necessary, (4) fourth, any securities to be included in such registration on behalf of PEC, and (5) fifth, any other securities requested to be included in such registration, if any, pro rata.

              (b) Expenses. PEC will pay all Registration Expenses in connection with each registration of Warrant Shares requested pursuant to
Section 4.2.

              4.3 Registration Procedures. If and whenever PEC is required to effect the registration of any Warrant Shares under the Securities Act as provided in Section 4.1 or Section 4.2, PEC will promptly:

              (a) prepare and (in any event within sixty (60) days) file with the Commission a registration statement with respect to such Warrant Shares and use its best efforts to cause such registration statement to become effective, such registration statement to comply as to form and content in all material respects with the Commission's forms, rules and regulations;

              (b) keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all Warrant Shares and other securities covered by such registration statement until the earlier of (i) such time as all of such Warrant Shares and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (ii) the expiration of (A) twelve (12) months in the case of a registration of Warrant Shares pursuant to Section 4.1 hereof, or (B) three (3) months in the case of a registration of Warrant Shares pursuant to Section 4.2 hereof, after such registration statement becomes effective, and will furnish to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

              (c) promptly furnish to each seller of Warrant Shares one originally executed registration statement, with all amendments, supplements and additional documentation; such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) as such seller may reasonably request; such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as such seller may reasonably request; such documents, if any, incorporated by reference in such registration statement or prospectus; and such other documents as such seller may reasonably request;





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              (d)    use its best efforts to register or qualify all Warrant
Shares and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of his Warrant Shares covered by such registration statement, except that PEC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(d) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

              (e) immediately notify each seller of Warrant Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or registration statement to comply with law, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and shall otherwise comply in all material respects with the law and so that such prospectus or registration statement, as amended or supplemented, will comply with law;

              (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of such registration statement, if such earnings statement is necessary to satisfy the provisions of
Section 11(a) of the Securities Act;

              (g) provide and cause to be maintained a transfer agent and registrar for all Warrant Shares covered by such registration statement from and after a date not later than the effective date of such registration statement; and

              (h) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange on which any Common Stock is then listed or quote all such Common Stock on NASDAQ if PEC's Common Stock is quoted on NASDAQ, or, if PEC's Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on NASDAQ or, at the option of PEC, listed on a national securities exchange.





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PEC may require each seller of Warrant Shares as to which any registration is being effected to furnish PEC such information regarding such seller and the distribution of such securities as PEC may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

              4.4    Underwritten Offerings.

              (a) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Warrant Shares on behalf of a Holder or Holders pursuant to the registration demanded under Section 4.1, PEC will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by PEC and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 5. Holders on whose behalf Warrant Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, PEC to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders. No such Holder shall be required by PEC to make any representations or warranties to or agreements with PEC or the underwriters other than reasonable representations, warranties or agreement regarding such Holder, such Holder's Warrant Shares and such Holder's intended method or methods of disposition and any other representation required by law and as provided in
Section 4.4(d).

              (b) Inclusion of Warrant Shares. If PEC at any time proposes to register any of its securities for its own account under the Securities Act as contemplated by Section 4.2 and such securities are to be distributed by or through one or more underwriters, PEC will use its best efforts, if requested by any Holder who is entitled to request incidental registration of Warrant Shares in connection therewith pursuant to Section 4.2, to arrange for such underwriters to include the Warrant Shares to be offered and sold by such Holder among the securities to be distributed by or through such underwriters; provided that, for purposes of this sentence, best efforts shall not require PEC to reduce the amount of sales price of such securities proposed to be distributed by or through such underwriters. Holders of Warrant Shares to be distributed by such underwriters shall be parties to the underwriting agreement between PEC and such underwriters and the representations and warranties by, and the other agreements on the part of, PEC to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders of Warrant Shares. PEC will cooperate with such Holders to the end that the conditions precedent to the obligations of such Holders under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise satisfactory to such Holders. No such Holder shall be required by PEC to make any representations or warranties other than reasonable representations, warranties or agreements regarding such Holder, such Holder's Warrant Shares and such Holder's intended method or methods of distribution and any other representation required by law and as provided in Section 4.4(d).





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              (c)    Selection of Underwriters.  Whenever a registration demand pursuant to Section 4.1 is for an underwritten offering, the Holders of Warrant Shares making such demand shall have the right to select the managing underwriter(s) (which shall be an underwriter of national standing) to administer the offering, subject to the approval of PEC, such approval not to be unreasonable withheld. If PEC at any time proposes to register any of its securities under the Securities Act for sale of its own account or for the accounts of any other sellers, including Holder, and such securities are to be distributed by or through one or more underwriters, the selection of the managing underwriter(s) (which shall be an underwriter of national standing) shall be made by PEC and notice of the selection thereof delivered to Holders eligible to participate in such registration.

              (d)    Holdback Agreements.

                     (i) If any registration pursuant to Section 4.1 or 4.2 shall be in connection with any underwritten public offering, each Holder of Warrant Shares agrees by acquisition of such Warrant Shares, if so required by the managing underwriter, not to effect any public sale or distribution of Warrant Shares (other than as part of such underwritten public offering) within seven (7) days prior to the effective date of such registration statement or one hundred twenty
       (120) days after the effective date of such registration statement, unless the underwriters managing the offering otherwise agree.

                     (ii) PEC agrees (A) not to effect any public sale or distribution prohibited by the Exchange Act after the demand or decision to make such registration and (i) prior to the effective date of the registration statement, except as a part of such registration statement or pursuant to any registration statements on Forms S-8 or S-4 or any successor form, unless the managing underwriters of such registration otherwise agree; or (ii) prior to the ninetieth (90th) day after the effective date of such registration statement, and (B) to use its best efforts to cause each holder of at least 10% of its Common Stock or any securities convertible into or exchangeable or exercisable for any of its Common Stock, in each case purchased from PEC at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

              4.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Warrant Shares under the Securities Act, PEC will give Holders on whose behalf such Warrant Shares are to be so registered and their underwriters, if any, and each Requesting Holder and not more than one counsel for all Holders and their respective accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of PEC with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.





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              5.     Indemnification.

              5.1    Indemnification by PEC.

              In the event of any registration of any securities of PEC under the Securities Act (pursuant to which Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder sells Restricted Shares or Wes-Tex or Holder sells Warrant Shares), PEC will, and hereby does, indemnify and hold harmless Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust, each officer and director of Wes-Tex or the Foundation, each trustee of the Greathouse Charitable Remainder Trust or Holder, its partners and each other person, if any, who controls Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder within the meaning of the Securities Act, in each case, against any losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorney's fees), to which Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder or any such director, trustee, officer, employee or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and PEC will reimburse Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder and each such partner and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending or settling any such loss, claim, liability, action or proceeding; provided that PEC shall not be liable in any such case to the extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to PEC through an instrument duly executed by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder or any such director, trustee, officer, partner or controlling person specifically stating that it is for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder or any such partner or controlling person and shall survive the transfer of such securities by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder. PEC will make provision for contribution in lieu of any such indemnity that may be disallowed as shall be reasonably requested by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder.

              5.2 Indemnification by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder.

              In the event of any registration of any securities of PEC under the Securities Act (pursuant to which Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder sells Restricted Shares or Warrant Shares covered by such registration statement), Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder will, and each of them hereby does, severally indemnify and hold harmless PEC, each director of PEC, each officer of PEC who shall sign such registration statement and each other person, if any, who controls PEC within the meaning of the Securities Act from and against losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of material fact contained in such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to PEC through an instrument duly executed by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement up to the net proceeds received by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PEC or any such director, officer or controlling person and shall survive the transfer of such securities by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder.

              5.3    Notice of Claims, etc.

              In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 5, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other party the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for the settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

              5.4    Indemnification Unavailable.

              If the indemnification provided for in this Section 5 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnified party on the one hand and the indemnifying parties on the other or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim. Notwithstanding the foregoing, the liability of Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or a Holder under this Section 5.4 shall be limited to the net proceeds received by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder (as the case may be).

              5.5    No Settlement, etc.

              No indemnifying party shall, except with the written consent of the indemnified party, consent to entry of any judgment or entry into settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action.

              5.6    Indemnity Operative and in Full Force.

              The indemnity and contribution agreements contained in this
Section 5 shall remain operative and in full force and effect regardless of any termination of this Agreement.

              6.     Rule 144.

              6.1 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Shares or the Warrant Shares to the public without registration, PEC shall use its best efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date of this Agreement;

              (b) File with the Commission in a timely manner all reports and other documents required of PEC under the Securities Act and the Exchange Act; and

              (c) So long as Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder owns any Restricted Shares or the Warrant Shares, furnish to Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or the Holders as soon as reasonably practicable after request a written statement by PEC as to its compliance with the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of PEC filed with the Commission, and such other reports filed by PEC with the Commission.

              6.2 Further Assurances. PEC shall take such action any Holder may reasonably request from time to time to enable Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder to sell Restricted Shares or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon written request of Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder, PEC will deliver to Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder a written statement as to whether it has complied with such requirements.

              7. Amendments and Waivers. This Agreement may be amended, and PEC may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if PEC shall have obtained the written consent to such amendment, action or omissions to act of Wes-Tex or the Holder or Holders of at least 51% or more of the Restricted Shares and Warrant Shares.

              8. Nominees for Beneficial Owners. In the event that any Restricted Shares or Warrant Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or the Holder of such Restricted Shares or Warrant Shares for purposes of any request or other action by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder or Holders of Restricted Shares or Warrant Shares pursuant to this Agreement or any determination of any number or percentage of shares of Restricted Shares or Warrant Shares held by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder or Holders of Restricted Shares or Warrant Shares contemplated by this Agreement. If the beneficial owner of any Restricted Shares or Warrant Shares so elects, PEC may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Restricted Shares or Warrant Shares.

              9. Notices. Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, or courier addressed to:

              9.1 if to Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder, at the address provided to PEC in writing by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder or as shown on stock transfer books of PEC unless Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder has advised PEC in writing of a different address as to which notices shall be sent to it under this Agreement, and

              9.2 if to PEC, at 4510 Lamesa Highway, P.O. Drawer 1416, Snyder, Texas 79550 to the attention of its President or to such other address as PEC shall have furnished to Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or each Holder.

              10. Successors and Assigns. PEC acknowledges and agrees that the registration rights granted to Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust in this Agreement may be transferred and assigned by Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust in connection with any valid sale and assignment of the Restricted Shares or Warrant Shares. All covenants and agreements in this Agreement by or on behalf of either of the parties hereto will bind and, subject to the provisions of
Section 4.1 hereof, inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement are for the benefit of Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder of Restricted Shares or Warrant Shares.

              11. Miscellaneous. This Agreement embodies the entire agreement and understanding between PEC and the other parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                           PEC:

                                           PATTERSON ENERGY, INC.



                                           By:    /s/ Cloyce A. Talbott
                                               ---------------------------------
                                               Cloyce A. Talbott
                                               Chief Executive Officer

                                           WES-TEX:

                                           WES-TEX DRILLING COMPANY


                                           By:    /s/ Myrle Greathouse
                                               ---------------------------------
                                               Myrle Greathouse
                                               Chairman of the Board

                                           FOUNDATION:

                                           GREATHOUSE FOUNDATION


                                           By:    /s/ Myrle Greathouse
                                               ---------------------------------
                                               Myrle Greathouse
                                               President

                                           GREATHOUSE CHARITABLE REMAINDER
                                           TRUST:


                                              /s/ Myrle Greathouse
                                           -------------------------------------
                                           Myrle Greathouse, Trustee